MARQETA REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS, HIGHLIGHTING ACCELERATED GROWTH RATES
The global modern card issuing platform generated $155 million in fourth quarter net revenue, up 76 percent year-over-year, alongside $33 billion in fourth quarter total processing volume, also a 76 percent increase.
The company also generated $517 million in annual revenue, up 78 percent from 2020, with annual total processing volume up 85 percent year-over-year to $111 billion.

Oakland, California – March 9, 2022 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the fourth quarter and full year ended December 31, 2021.
Total processing volume (TPV) was $33 billion for the quarter and net revenue was $155 million, both increased 76% from the same quarter of 2020. These Q4 2021 year-over-year growth rates for both TPV and net revenue accelerated compared with Q3. The company saw gross profit of $76 million during the quarter, up 108% year-over-year. GAAP net loss was ($37 million) and Adjusted EBITDA was $1 million for the quarter ended December 31, 2021.
For the full 2021 financial year, TPV was 111 billion and net revenue was $517 million. This represented an annual increase of 85% and 78%, respectively, from 2020 results. The company saw gross profit of $232 million during the year, up 97% from the year prior. GAAP net loss of ($164 million) and Adjusted EBITDA loss was ($13 million) for the year ended December 31, 2021.
“Our modern card issuing platform can support cutting edge innovation at massive scale, and our fourth quarter and full-year 2021 results demonstrate that, both in the caliber of new customers we’re attracting to our platform and the growth of our existing customers globally,” said Jason Gardner, Founder and CEO of Marqeta.
Marqeta highlighted several recent business updates that demonstrate its current business momentum:
•Marqeta crossed a major platform scale milestone in December, with annual TPV crossing $100 billion for 2021, finishing at $111 billion for the year. This represents a 50x increase in TPV since 2017, illustrating the company's ability to provide modern infrastructure that enables fast-growing companies to deliver innovative, high-volume card programs at scale.
•Marqeta continued to actively grow its modern card issuing platform and the possibilities it can support through expansion into new geographies. It announced new platform certifications in Singapore, Thailand, and Philippines, expanding the global reach of its modern card issuing platform to 39 countries internationally.
•Marqeta announced a new partnership with Citi Commercial Cards, who will use Marqeta's industry-first tokenization-as-a-service solution across more than 40 markets globally. Marqeta’s modern card issuing platform will integrate with Citi’s existing systems and enable Citi’s global commercial cardholder base to seamlessly provision corporate plastic cards as well as virtual cards into mobile wallets.
•Marqeta supported the global expansion and continued growth of its customers. Alongside its support for Klarna’s business in North America and Asia Pacific, Marqeta expanded its partnership with Klarna into 13 new European markets. Marqeta also announced that it had powered the launch of the Square Card in Canada, with Marqeta’s global footprint helping to quickly scale a new card program into an international market.
•Marqeta announced a partnership with Plaid to enable customers to seamlessly and securely authenticate their bank accounts and fund their accounts to power more immediate spending. Through this partnership, Marqeta customer's cardholders will be able to more easily initiate ACH transactions, verify and link accounts and receive real-time account notifications.

Financial and Operating Highlights

(Dollars in thousands except per share amounts or as noted)	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
(unaudited)	2021	2020		2021	2020

Financial metrics:
Net revenue	$155,414	$88,196	76%	$517,175	$290,292	78%
Gross profit	$75,799	$36,446	108%	$231,705	$117,907	97%
Gross profit margin	49%	41%	8 pps	45%	41%	4 pps
Net loss	$(36,807)	$(13,760)	167%	$(163,929)	$(47,695)	244%
Net loss margin	(24%)	(16%)	(8 pps)	(32%)	(16%)	(16 pps)
Net loss per share - basic and diluted	$(0.07)	$(0.11)	(36)%	$(0.45)	$(0.39)	15%
Key operating metric and Non-GAAP financial measures [1]:
Total Processing Volume (TPV) (in millions)	$33,046	$18,748	76%	$111,133	$60,075	85%
Adjusted EBITDA [2]	$1,162	$(2,624)	(144%)	$(12,767)	$(15,378)	(17%)
Adjusted EBITDA margin [2]	1%	(3%)	4 pps	(2%)	(5%)	(3 pps)
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of the net loss to Adjusted EBITDA.
Fourth Quarter 2021 Financial Results
•TPV increased by 76% year-over-year, from $19 billion for the quarter ended December 31, 2020, to $33 billion for the quarter ended December 31, 2021.
•Net revenue increased by $67 million, or 76% year-over-year, primarily driven by higher TPV from existing large customers and continued growth in total processing volume from both our Digital Banking and Buy-Now-Pay-Later customers.
•Gross profit increased by 108% year-over-year to $76 million. Gross margin increased from 41% during the quarter ended December 31, 2020, to 49% during the quarter ended December 31, 2021.
•Net loss increased by $23 million, or 167%, year-over-year to ($37 million), primarily resulting from our increase in compensation, benefits and technology expenses as we continued our investment in our people and platform, partially offset by our increase in gross profit.
•Adjusted EBITDA in the fourth quarter of 2021 was $1 million, an improvement of $4 million year-over-year.
Full Year 2021 Financial Results
•TPV increased by 85% year-over-year, from $60 billion in 2020, to $111 billion in 2021.
•Net revenue increased by $227 million, or 78% year-over-year, primarily driven by higher TPV from existing large customers and continued growth in total processing volume from both our Digital Banking and Buy-Now-Pay-Later customers.
•Gross profit increased by $114 million, or 97% year-over-year. Gross margin increased from 41% during the year ended December 31, 2020, to 45% during the year ended December 31, 2021.
•Net loss increased by $116 million, or 244%, year-over-year to ($164 million).
•Adjusted EBITDA for the year ended December 31, 2021 was ($13 million), an improvement of $3 million year-over-year.

Financial Guidance
The following summarizes Marqeta's guidance for the first quarter of 2022:

First Quarter 2022
Net Revenue Growth	48-50%

Gross Profit Margin	43-44%

Adjusted EBITDA Margin (1)	Negative 8-9%
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA and for information regarding non-availability of a forward reconciliation.
Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until March 23, 2022, 5:00 p.m. Pacific time (8:00 p.m. Eastern time). The confirmation code for the replay is 13721145.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s guidance for the quarter ending March 31, 2022; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; expectations regarding Marqeta’s ability to address significant global opportunities; statements regarding Marqeta's partnerships and product capabilities; and statements made by Marqeta’ Founder and CEO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to the global COVID-19 pandemic on U.S. and global economies, our business, results of operations, financial condition, demand for our platform, sales cycles and customer retention; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased TPV on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products as Marqeta expects; the risk that Marqeta's technology platform, including hosted solutions, do not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services; the risk that changes in the regulatory landscape adversely affects the gross interchange or other revenue Marqeta earns or adversely affects the bank and network costs Marqeta incurs; and the risk that Marqeta may be subject to additional risks such as currency fluctuations due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in Marqeta's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in 39 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net revenue	$155,414	$88,196	$517,175	$290,292
Costs of revenue	79,615	51,750	285,470	172,385
Gross profit	75,799	36,446	231,705	117,907
Operating expenses:
Compensation and benefits	88,995	38,964	318,116	129,802
Professional services	5,712	1,955	18,443	7,188
Technology	11,143	4,708	33,637	13,239
Occupancy	1,097	1,070	4,181	4,337
Depreciation and amortization	967	890	3,534	3,498
Marketing and advertising	804	618	2,284	1,670
Other operating expenses	4,811	1,346	13,516	5,260
Total operating expenses	113,529	49,551	393,711	164,994
Loss from operations	(37,730)	(13,105)	(162,006)	(47,087)
Other income (expense), net	142	(638)	(2,563)	(521)
Loss before income tax expense	(37,588)	(13,743)	(164,569)	(47,608)
Income tax expense (benefit)	(781)	17	(640)	87
Net loss	$(36,807)	$(13,760)	$(163,929)	$(47,695)
Net loss per share attributable to common stockholders, basic and diluted	$(0.07)	$(0.11)	$(0.45)	$(0.39)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	540,170,079	128,890,222	362,756,466	122,932,556

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$1,247,581	$220,433
Restricted cash	7,800	7,800
Marketable securities	452,875	149,903
Accounts receivable, net	13,187	8,420
Settlements receivable, net	11,266	12,867
Network incentives receivable	30,399	20,022
Prepaid expenses and other current assets	35,617	11,461
Total current assets	1,798,725	430,906
Property and equipment, net	9,687	9,477
Operating lease right-of-use assets, net	11,296	13,411
Equity method investment	8,384	0
Other assets	2,286	3,886
Total assets	$1,830,378	$457,680
Liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)
Current liabilities
Accounts payable	$2,693	$2,362
Revenue share payable	121,179	78,191
Accrued expenses and other current liabilities	114,096	60,545
Total current liabilities	237,968	141,098
Redeemable convertible preferred stock warrant liabilities	—	2,517
Operating lease liabilities, net of current portion	12,427	15,449
Other liabilities	6,557	10,452
Total liabilities	256,952	169,516
Redeemable convertible preferred stock	—	501,881
Stockholders' equity (deficit):
Preferred stock	—	—
Common stock	54	13
Additional paid-in capital	1,993,055	39,769
Accumulated other comprehensive income (loss)	(2,230)	25
Accumulated deficit	(417,453)	(253,524)
Total stockholders’ equity (deficit)	1,573,426	(213,717)
Total liabilities, redeemable convertible preferred stock and stockholders' equity (deficit)	$1,830,378	$457,680

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(163,929)	$(47,695)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,534	3,498
Share-based compensation expense	142,660	28,211
Non-cash operating leases expense	2,115	2,029
Amortization of premium on marketable securities	1,162	543
Provision for doubtful accounts	173	39
Other	2,937	1,890
Changes in operating assets and liabilities:
Accounts receivable	(4,940)	(4,485)
Settlements receivable	1,601	(2,961)
Network incentives receivable	(10,377)	(9,400)
Prepaid expenses and other assets	(8,942)	(2,481)
Accounts payable	190	(839)
Revenue share payable	42,988	48,442
Accrued expenses and other liabilities	48,946	34,997
Operating lease liabilities	(2,772)	(1,515)
Net cash provided by operating activities	55,346	50,273
Cash flows from investing activities:
Purchases of property and equipment	(2,743)	(2,375)
Purchases of marketable securities	(455,266)	(216,200)
Sales of marketable securities	—	71,981
Maturities of marketable securities	148,888	89,032
Purchase of equity method investment	(20,000)	—
Net cash used in investing activities	(329,121)	(57,562)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	1,319,809	—
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	166,942
Proceeds from exercise of stock options, including early exercised stock options	4,539	3,144
Proceeds from shares issued in connection with employee stock purchase plan	3,201	—
Proceeds from exercise of warrants	60	—
Payments for net settlement of restricted stock units	(23,552)	—
Payment of deferred offering costs	(3,134)	(2,708)
Net cash provided by financing activities	1,300,923	167,378
Net increase in cash, cash equivalents, and restricted cash	1,027,148	160,089
Cash, cash equivalents, and restricted cash- Beginning of period	228,233	68,144
Cash, cash equivalents, and restricted cash - End of period	$1,255,381	$228,233

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

2021	2020	Year over Year Change - Q4'21 vs Q4'20
Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating performance:
Net revenue	$155,414	$131,512	$122,266	$107,983	$88,196	76%
Costs of revenue	79,615	72,438	75,291	58,126	51,750	54%
Gross profit	75,799	59,074	46,975	49,857	36,446	108%
Gross profit margin	49%	45%	38%	46%	41%	8	pps
Operating expenses:
Compensation and benefits	88,995	84,462	97,755	46,904	38,964	128%
Professional services	5,712	4,704	3,831	4,196	1,955	192%
Technology	11,143	9,299	7,569	5,626	4,708	137%
Occupancy and equipment	1,097	1,091	907	1,086	1,070	3%
Depreciation and amortization	967	786	874	907	890	9%
Marketing and advertising	804	490	495	495	618	30%
Other operating expenses	4,811	3,880	3,530	1,295	1,346	257%
Total operating expenses	113,529	104,712	114,961	60,509	49,551	129%
Loss from operations	(37,730)	(45,638)	(67,986)	(10,652)	(13,105)	188%
Other income (expense), net	142	(57)	(481)	(2,167)	(638)	(122)%
Loss before income tax expense	(37,588)	(45,695)	(68,467)	(12,819)	(13,743)	174%
income tax expense (benefit)	(781)	35	87	19	17	(4694)%
Net loss	$(36,807)	$(45,730)	$(68,554)	$(12,838)	$(13,760)	167%
Loss per share - basic and diluted	$(0.07)	$(0.08)	$(0.29)	$(0.10)	$(0.11)	(36)%
TPV (in millions)	$33,046	$27,569	$26,520	$23,998	$18,748	76%
Adjusted EBITDA	$1,162	$(4,939)	$(10,637)	$1,647	$(2,624)	(144)%
Adjusted EBITDA margin	1%	(4)%	(9)%	2%	(3)%	4	pps
Financial condition:
Cash and cash equivalents	$1,247,581	$1,260,220	$1,579,287	$247,630	$220,433	466%
Restricted cash	$7,800	$7,800	$7,800	$7,800	$7,800	—%
Marketable securities	$452,875	$408,954	$105,053	$140,145	$149,903	202%
Total assets	$1,830,378	$1,783,142	$1,780,324	$481,803	$457,680	300%
Total liabilities	$256,952	$209,802	$194,338	$193,497	$169,516	52%
Redeemable preferred stock	$—	$—	$—	$501,881	$501,881	(100)%
Stockholders' equity (deficit)	$1,573,426	$1,573,340	$1,585,986	$(213,575)	$(213,717)	(836)%
pps = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)

Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA and Adjusted EBITDA Margin as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; legal, financial, and tax due diligence costs related to potential acquisitions; income tax expense (benefit); and other expense (income) net, which consists of changes in the fair value of redeemable convertible preferred stock warrant liabilities (for periods prior to the IPO), realized foreign currency gains and losses, interest income from our marketable securities, and impairment of equity method investments or other financial instruments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of certain annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
Adjusted EBITDA and Adjusted EBITDA Margin should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.
The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(unaudited)	2021	2020	2021	2020
GAAP net revenue	$155,414	$88,196	$517,175	$290,292
GAAP net loss	$(36,807)	$(13,760)	$(163,929)	$(47,695)
GAAP net loss margin	(24)%	(16)%	(32)%	(16)%

GAAP net loss	$(36,807)	$(13,760)	$(163,929)	$(47,695)
Depreciation and amortization expense	967	890	3,534	3,498
Share-based compensation expense	36,767	9,591	142,660	28,211
Payroll tax expense related to share-based compensation	403	—	1,956	—
Due diligence costs related to potential acquisitions	755	—	1,089	—
Other expense (income), net	(142)	638	2,563	521
Income tax expense (benefit)	(781)	17	(640)	87
Adjusted EBITDA	$1,162	$(2,624)	$(12,767)	$(15,378)
Adjusted EBITDA Margin	1%	(3)%	(2)%	(5)%
A reconciliation of Adjusted EBITDA to the comparable GAAP measure for the first quarter of 2022 is not available due to the challenges and impracticability with estimating some of the items as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.